EXHIBIT 10.8

Second Amendment to the 2005 Directors Deferred Compensation Plan

The following paragraphs and sections of the 2005 Directors Deferred Compensation Plan have been amended, effective February 9, 2007, to read as follows:

(a)	The name of the Plan shall be Hibbett Sports, Inc. 2005 Directors Deferred Compensation Plan.

(b)	Hibbett Sports, Inc. shall replace Hibbett Sporting Goods, Inc. each place where it appears in the plan.

(c)	Section 5.1 is replaced with the following:

This Plan is effective July 1, 2005 and the shareholders of Hibbett Sporting Goods, Inc. approved the Plan on May 31, 2005.